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                            STOCK PURCHASE AGREEMENT

                                  by and among

                        PHILIPP BROTHERS CHEMICALS, INC.,

                       PALLADIUM EQUITY PARTNERS II, L.P.,

                      PALLADIUM EQUITY PARTNERS II-A, L.P.,

                                       and

                       PALLADIUM EQUITY INVESTORS II, L.P.

                          Dated as of November 30, 2000

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                                Table of Contents
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ARTICLE 1 AGREEMENT TO SELL AND PURCHASE..........................................................................1

         SECTION 1.1.   Authorization of Shares...................................................................1
         SECTION 1.2.   Sale and Purchase.........................................................................2

ARTICLE 2 CLOSING, DELIVERY AND PAYMENT...........................................................................2

         SECTION 2.1.   Closing...................................................................................2
         SECTION 2.2.   Delivery..................................................................................2
         SECTION 2.3.   Adjustments...............................................................................3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................3

         SECTION 3.1.   Organization, Good Standing and Qualification.............................................3
         SECTION 3.2.   Subsidiaries..............................................................................3
         SECTION 3.3.   Capitalization; Voting Rights.............................................................4
         SECTION 3.4.   Authorization; Binding Obligations........................................................5
         SECTION 3.5.   SEC Reports; Financial Statements.........................................................6
         SECTION 3.6.   Undisclosed Liabilities...................................................................6
         SECTION 3.7.   Material Contracts........................................................................7
         SECTION 3.8.   Affiliate Transactions....................................................................7
         SECTION 3.9.   Absence of Material Changes...............................................................8
         SECTION 3.10.   Title to Properties and Assets; Liens, Condition, Etc....................................8
         SECTION 3.11.   Intellectual Property....................................................................9
         SECTION 3.12.   Compliance with Law; Other Instruments...................................................9
         SECTION 3.13.   Litigation..............................................................................10
         SECTION 3.14.   Tax Matters.............................................................................10
         SECTION 3.15.   Employees...............................................................................11
         SECTION 3.16.   Environmental and Safety Laws...........................................................11
         SECTION 3.17.   Offering Valid..........................................................................13
         SECTION 3.18.   Employee Benefit Plans..................................................................13
         SECTION 3.19.   Permits.................................................................................15
         SECTION 3.20.   No Broker...............................................................................15
         SECTION 3.21.   Pfizer Representation and Warranties....................................................15
         SECTION 3.22.   Disclosure..............................................................................15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................16

         SECTION 4.1.   Requisite Power and Authority............................................................16
         SECTION 4.2.   Investment Representations...............................................................16
         SECTION 4.3.   Litigation...............................................................................16
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         SECTION 4.4.   No Broker................................................................................16

ARTICLE 5 COVENANTS OF THE COMPANY...............................................................................17

         SECTION 5.1.   Ordinary Course of Business..............................................................17
         SECTION 5.2.   Access...................................................................................18
         SECTION 5.3.   Use of Proceeds..........................................................................18
         SECTION 5.4.   Further Efforts..........................................................................18
         SECTION 5.5.   Notification of Certain Matters..........................................................18
         SECTION 5.6.   Appointment of Directors.................................................................18
         SECTION 5.7.   Transaction Fee..........................................................................18

ARTICLE 6 CONDITIONS TO CLOSING..................................................................................19

         SECTION 6.1.   Conditions to Purchasers' Obligation to Purchase the Purchased Shares....................19
         SECTION 6.2.   Conditions to Obligations of the Company.................................................21

ARTICLE 7 INDEMNIFICATION........................................................................................21

         SECTION 7.1.   Survival of Representations and Warranties...............................................21
         SECTION 7.2.   Indemnification..........................................................................22
         SECTION 7.3.   Indemnification Amounts..................................................................22
         SECTION 7.4.   Non-Exclusive Remedy.....................................................................23
         SECTION 7.5.   Certain Limitations......................................................................23

ARTICLE 8 MISCELLANEOUS..........................................................................................23

         SECTION 8.1.   Other Definitions........................................................................23
         SECTION 8.2.   Governing Law; Jurisdiction; Waiver of Jury Trial........................................24
         SECTION 8.3.   Successors and Assigns; Assignment.......................................................24
         SECTION 8.4.   Entire Agreement; Third Parties..........................................................24
         SECTION 8.5.   Severability.............................................................................24
         SECTION 8.6.   Amendment and Waiver.....................................................................25
         SECTION 8.7.   Delays or Omissions......................................................................25
         SECTION 8.8.   Notices..................................................................................25
         SECTION 8.9.   Expenses.................................................................................26
         SECTION 8.10.   Interpretation..........................................................................26
         SECTION 8.11.   Termination.............................................................................26
         SECTION 8.12.   Counterparts............................................................................26
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EXHIBITS

Exhibit A     Stockholders Agreement
Exhibit B     Certificate of Amendment
Exhibit C     Legal Opinion
Exhibit D     Management and Advisory Services Agreement

COMPANY DISCLOSURE SCHEDULE

Section 3.2(a)       Subsidiaries
Section 3.2(b)       Other Interests
Section 3.3(c)       Rights With Respect to Capital Stock
Section 3.3(d)       Rights With Respect to Purchased Shares
Section 3.5(c)       Pro Forma Statements
Section 3.6          Undisclosed Liabilities
Section 3.7(a)       Contracts
Section 3.7(b)       Defaults
Section 3.8(a)       Affiliate Transactions
Section 3.8(b)       Affiliate Guarantees
Section 3.8(c)       Other Affiliate Transactions
Section 3.9(c)       Absence of Material Changes
Section 3.11(a)      Rights to Intellectual Property
Section 3.14(a)      Taxes
Section 3.15         Employee Matters
Section 3.16         Environmental and Safety Laws
Section 3.18(a)      Employee Benefit Plans
Section 3.18(c)      Retiree Welfare Benefits
Section 3.18(g)      Employee Payments
Section 3.20         Brokers
Section 6.1(d)       Approvals
Section 6.1(m)       Other Financing


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                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of November 30, 2000 (this "Agreement"), by and among PHILIPP BROTHERS CHEMICALS, INC., a New York corporation (the "Company"), PALLADIUM EQUITY PARTNERS II, L.P., a Delaware limited partnership ("PEP II"), PALLADIUM EQUITY PARTNERS II-A, L.P., a Delaware limited partnership ("PEP II-A"), and PALLADIUM EQUITY INVESTORS II, L.P., a Delaware limited partnership ("PEI II"and, together with PEP II and PEP II-A, the "Purchasers").

            WHEREAS, the Company has entered into an Asset Purchase Agreement, dated as of September 28, 2000 (the "Pfizer Agreement"), with Pfizer Inc., a Delaware corporation ("Pfizer"), and Pfizer's affiliates as identified therein, pursuant to which the Company will purchase from them certain assets (the "Pfizer Assets") relating to the manufacture, storage, distribution and sale of certain feed additive products to the global livestock industry, upon the terms and conditions set forth therein;

            WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to purchase from the Company, 25,000 shares of Series B Redeemable Preferred Shares, par value $100.00 per share, of the Company (the "Series B Preferred Stock"), for an aggregate purchase price of $25,000,000 (the "Series B Purchase Price"), and 20,000 shares of Series C Redeemable Preferred Shares, par value $100.00 per share, of the Company (the "Series C Preferred Stock"), for an aggregate purchase price of $20,000,000 (the "Series C Purchase Price" and, together with the Series B Purchase Price, the "Purchase Price"), upon the terms and conditions set forth herein;

            WHEREAS, in order to induce the Purchasers to enter into this Agreement, the Company and certain stockholders of the Company are entering concurrently herewith into a Stockholders Agreement in the form of Exhibit A attached hereto (the "Stockholders Agreement") with the Purchasers;

            WHEREAS, the Company intends to use the proceeds from the sale of Series B Preferred Stock and Series C Preferred Stock to the Purchasers for the Company's purchase of the Pfizer Assets pursuant to the Pfizer Agreement (such purchase, the "Pfizer Acquisition");

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                         AGREEMENT TO SELL AND PURCHASE

            SECTION 1.1. Authorization of Shares.

            (a) The Company has authorized (i) the issuance and sale to the Purchasers of 25,000 shares of Series B Preferred Stock and (ii) the issuance and sale to the Purchasers of 20,000 shares of Series C Preferred Stock.


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            (b) The Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment of the Company in the form attached hereto as Exhibit B (the "Certificate of Amendment").

            (c) The Series C Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment.

            SECTION 1.2. Sale and Purchase. Subject to the terms and conditions hereof,

            (a) the Company shall issue and sell to PEP II, and PEP II shall purchase from the Company, 15,362.5 shares of Series B Preferred Stock for an aggregate purchase price of $15,362,500 and 12,290 shares of Series C Preferred Stock for an aggregate purchase price of $12,290,000 (such shares of Series B Preferred Stock and Series C Preferred Stock, collectively, the "PEP II Purchased Shares");

            (b) the Company shall issue and sell to PEP II-A, and PEP II-A shall purchase from the Company, 6,792.5 shares of Series B Preferred Stock for an aggregate purchase price of $6,792,500 and 5,434 shares of Series C Preferred Stock for an aggregate purchase price of $5,434,000 (such shares of Series B Preferred Stock and Series C Preferred Stock, collectively, the "PEP II-A Purchased Shares"); and

            (c) the Company shall issue and sell to PEI II, and PEI II shall purchase from the Company, 2,845 shares of Series B Preferred Stock for an aggregate purchase price of $2,845,000 and 2,276 shares of Series C Preferred Stock for an aggregate purchase price of $2,276,000 (such shares of Series B Preferred Stock and Series C Preferred Stock, collectively, the "PEI II Purchased Shares", and together with the PEP II Purchased Shares and the PEP II-A Purchased Shares, the "Purchased Shares").

                                   ARTICLE 2

                          CLOSING, DELIVERY AND PAYMENT

            SECTION 2.1. Closing. The closing of the sale and purchase of the Purchased Shares under this Agreement (the "Closing") shall take place upon the satisfaction or waiver of the conditions set forth in Section 6, at the offices of Pfizer Inc. at 150 East 42nd Street, 2nd Floor, New York, New York, at 10:00 A.M., New York time, or at such other time or place as the Company and the Purchasers may mutually agree (such date for the purchase of the Purchased Shares is hereinafter referred to as the "Closing Date").

            SECTION 2.2. Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers all of the Purchased Shares to be purchased in accordance with Section 1.2 at the Closing by delivery of a certificate or certificates evidencing the Purchased Shares, free and clear of any Encumbrances (as defined in Section 3.2(a)) (other than those placed thereon by or on behalf of the Purchasers), and the Purchasers will make payment to the Company of the aggregate Purchase Price therefor by wire transfer of immediately available funds at the Closing to an account designated by the Company prior to the Closing.


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            SECTION 2.3. Adjustments. To the extent not reflected in the adjustment provisions in the Certificate of Amendment, the applicable purchase price, redemption, or other applicable provision with respect to the Purchased Shares shall be adjusted to reflect any stock splits, cash or noncash dividends, recapitalizations, mergers, combinations, distributions, issuances, reclassifications, exchanges, substitutions or other similar adjustments with respect to the capital stock of the Company, in each case consistent with the adjustment provisions relating to the Purchased Shares in the Certificate of Amendment.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Purchasers as follows without giving effect to the consummation of the Pfizer Acquisition:

            SECTION 3.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or formation, as the case may be, and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the parties hereto to perform their respective obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby (a "Material Adverse Effect"). The Company has provided to the Purchasers a complete and correct copy of its Restated Certificate of Incorporation, as in effect on the date hereof (the "Restated Certificate"), and of its Bylaws, as amended through the date hereof (the "Bylaws").

            SECTION 3.2. Subsidiaries. As used herein, "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, is owned by another entity, either directly or indirectly, and
(ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or is the general partner.

            (a) Section 3.2(a) of the disclosure schedule delivered by the Company to the Purchasers concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule") accurately sets forth each Subsidiary of the Company, including its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership of all capital stock or other equity interests issued thereby. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, all shares of capital stock or other equity interests of any Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company free and clear of any Encumbrance and have not been issued


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in violation of, nor subject to, any preemptive, subscription or other similar rights. "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

            (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company does not own any capital stock, membership interests, security or other interest in any Person (as defined in Section 8.1) other than the Subsidiaries listed in Section 3.2(a) of the Company Disclosure Schedule, and except as set forth in Section 3.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, oral understanding or agreement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

            SECTION 3.3. Capitalization; Voting Rights.

            (a) As of November 30, 2000, the capitalization of the Company consisted of the following:

            (i) 16,200 shares of Class A Common Shares, par value $0.10 per share (the "Class A Common Stock"), are authorized, of which only 12,600 shares are issued and outstanding;

            (ii) 14,100 shares of Class B Common Shares, par value $0.10 per share (the "Class B Common Stock"), are authorized, of which only 11,888.50 shares are issued and outstanding; and

            (iii) 155,750 shares of Preferred Shares, par value $100.00 per share (the "Preferred Stock"), are authorized, of which only 5,207 shares are designated Series A Preferred Shares, of which only 5,207 shares are issued and outstanding (the "Series A Preferred Stock"), and the rights, preferences, privileges and restrictions of the Preferred Stock and Series A Preferred Stock are as stated in the Restated Certificate.

            (b) All issued and outstanding shares of the Company's capital stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iv) were not issued in violation of, or subject to, any subscription, rights of first refusal, preemptive or any other similar rights of any other Person.

            (c) Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding options, calls, warrants, rights (including but not limited to any subscription, rights of first refusal, preemptive or any other similar rights ), proxy or stockholder agreement or any other agreement or understanding of any kind for:

            (i) the purchase or acquisition from the Company or any of its Subsidiaries of any of their capital stock or similar interests, nor has the Company or any of its Subsidiaries taken or agreed to take any action to issue or grant the same;


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            (ii) the voting or transfer of the capital stock or similar interests of the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders, partners or members, is a party or is bound with respect thereto;

            (iii) the repurchase, redemption or any other acquisition of any capital stock or similar interests of the Company or any of its Subsidiaries; or

            (iv) the registration of equity securities or similar interests of the Company or any of its Subsidiaries for the public sale thereof under federal or state securities laws.

            (d) Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding options, calls, warrants, rights (including but not limited to any subscription, rights of first refusal, preemptive or any other similar rights ), proxy or stockholder agreement or any other agreement or understanding of any kind under which the Company is or may be obligated to issue or acquire shares of any of its capital stock; and (ii) the sale of the Purchased Shares is not and will not be subject to any subscription, rights of first refusal, preemptive or any other similar rights that have not been properly waived prior to Closing.

            (e) The Purchased Shares have been duly and validly authorized, and when the Purchased Shares are issued in accordance with the provisions of this Agreement, such shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will be delivered to the Purchasers free and clear of all Encumbrances (other than those placed thereon by or on behalf of Purchaser), and (iii) will have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment.

            SECTION 3.4. Authorization; Binding Obligations. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, including but not limited to the filing of the Certificate of Amendment with the Secretary of State of the State of New York. All action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of all obligations of the Company hereunder and thereunder, including but not limited to the filing of the Certificate of Amendment with the Secretary of State of the State of New York, has been effectively taken prior to the Closing. This Agreement and the Stockholders Agreement have been duly executed and delivered by the Company. This Agreement and the Stockholders Agreement (assuming due execution and delivery by the other parties thereto) are legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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            SECTION 3.5. SEC Reports; Financial Statements.

            (a) The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports, schedules, proxy statements (collectively, and in each case including but not limited to all exhibits and schedules thereto and documents incorporated by reference therein and including but not limited to all registration statements and prospectuses filed with the SEC, the "SEC Reports") required to be filed by the Company with the SEC since June 11, 1998. As of the date of filing, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. No SEC Report contained when filed (except to the extent revised or superceded by a subsequent filing with the SEC publicly available prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports (i) complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) has been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto which, individually or in the aggregate, are not material.

            (c) Section 3.5(c) of the Company Disclosure Schedule sets forth the unaudited consolidated balance sheet of the Corporation as of September 30, 2000 pro forma for the Pfizer Acquisition (the "Pro Forma Financial Statements") certified by the chief financial officer of the Corporation. The Pro Forma Financial Statements have been prepared on a basis consistent with the Company's consolidated financial statements (including the notes thereto) included in the SEC Reports, except as otherwise noted, and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries upon giving effect to the Pfizer Acquisition.

            SECTION 3.6. Undisclosed Liabilities. Except as set forth in Section
3.6 of the Company Disclosure Schedule and except for liabilities included or reserved for in the audited consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "Form 10-K"), as filed with the SEC or otherwise disclosed in an SEC Report filed after the Form 10-K and publicly available prior to the date hereof (the Form 10-K and such other SEC Reports, the "Recent SEC Reports"), neither the Company nor any of its Subsidiaries had at June 30, 2000, and since that date none of them has incurred, liabilities or any other obligations whatsoever that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except current liabilities incurred in the ordinary course of business consistent with past practice.


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            SECTION 3.7. Material Contracts.

            (a) Except as disclosed in the Recent SEC Reports, Section 3.7(a) of the Company Disclosure Schedule sets forth the agreements, contracts or commitments that are material to the business of the Company and its Subsidiaries (collectively, the "Contracts"), including but not limited to the following:

            (i) all "material contracts" within the meaning of Item 601 of Regulation S-K of the SEC;

            (ii) all those restricting the Company or any of its Subsidiaries from engaging in any line of business or competing with any Person or in any geographical area;

            (iii) all those restricting the payments of dividends or other distributions upon, or the redemption, exercise or conversion of, the capital stock of the Company or any of its Subsidiaries, including but not limited to the Purchased Shares;

            (iv) all those relating to the indebtedness of the Company or any of its Subsidiaries, including but not limited to indentures and credit agreements, in each case in excess of $500,000;

            (v) all those relating to any merger, consolidation, combination, or acquisition or disposition of any assets in excess of $500,000 of the Company or any of its Subsidiaries outside the ordinary course of business;

            (b) Neither the Company nor any of its Subsidiaries is in, nor to the Company's knowledge is any other party to any Contract in, material default under, or in material breach or material violation of, any Contract and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a material default by the Company or any other party under any Contract. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts is in full force and effect and (assuming due execution and delivery by the counterparties thereto) is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            SECTION 3.8. Affiliate Transactions.

            (a) Except as disclosed in the Recent SEC Reports or otherwise set forth in Section 3.8(a) of the Company Disclosure Schedule, there are no agreements, contracts, commitments, understandings or proposed transactions between the Company or any Subsidiary, on the one hand, and, on the other hand, any of its officers, directors, stockholders, or employees or any family member or Affiliate thereof that is or would be required to be disclosed pursuant to
Item 404 of Regulation S-K of the SEC.

            (b) Except as disclosed in the Recent SEC Reports or otherwise set forth in Section 3.8(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is

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indebted to or has guaranteed or indemnified, directly or indirectly, any of their respective officers, directors, stockholders, or employees or to any family member or Affiliate thereof, in any amount, other than for normal travel advances or reimbursement for normal business expenses; and none of such officers, directors or stockholders or any family member or Affiliate thereof is indebted to the Company or any Subsidiary.

            (c) Section 3.8(c) of the Company Disclosure Schedule sets forth a description of all transactions since June 30, 2000, between the Company and any of its officers, directors, stockholders, or employees or any family member or Affiliate thereof in which such persons had a direct or indirect material interest, (including without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement), except for any transaction or series of transactions that involve obligations, individually or in the aggregate, as the case may be, of less than $50,000 or employment agreements that are disclosed elsewhere in a schedule hereto.

            SECTION 3.9. Absence of Material Changes.

            (a) Except as disclosed in the Recent SEC Reports, since September 30, 2000, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

            (b) Except as disclosed in the Recent SEC Reports, since September 30, 2000, the Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

            (c) Except as disclosed in the Recent SEC Reports or otherwise set forth in Section 3.9(c) of the Company Disclosure Schedule, since September 30, 2000, the Company has not taken any action or omitted to take any action and there has not occurred any event which, if it had taken place following the date hereof and prior to the Closing, would not have been permitted by Section 5.1 of this Agreement without the prior consent of the Purchaser.

            SECTION 3.10. Title to Properties and Assets; Liens, Condition, Etc. Except as disclosed in Section 3.10 of the Company Disclosure Schedule:

            (a) The Company and each of its Subsidiaries have good and marketable title to their respective properties and assets, and good title to their respective leasehold estates, in each case subject to no Encumbrance, other than (i) liens for current taxes not yet due and payable, (ii) possible minor Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries, and which have not arisen other than in the ordinary course of business consistent with past practice, and (iii) Encumbrances relating to vendor or installation purchases, so long as such Encumbrances extend only to the properties or other assets whose purchase was so financed.

            (b) The Company and each of its Subsidiaries are in compliance with all material terms of each lease to which they are a party or are otherwise bound.

            (c) All material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are in material compliance with all applicable standards and rules imposed (i) by any governmental agency or authority of any jurisdiction in which such properties, equipment and systems are located, and (ii) under any agreements with customers.

            SECTION 3.11. Intellectual Property.

            (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, (i) the Company and all of its Subsidiaries own or have the right to use all the Intellectual Property (as defined below) necessary or advisable for the Company and its Subsidiaries to conduct their business as is currently conducted, consistent with past practice, or as proposed to be conducted; (ii) all of the Intellectual Property owned, held, used, or proposed to be used by the Company or its Subsidiaries ("Company IP") is valid, enforceable and unexpired, is free of Encumbrances, and has not been abandoned; (iii) to the Company's knowledge, the Company IP does not infringe or otherwise impair the Intellectual Property of any third party and is not being infringed or impaired by any third party; (iv) no judgment, decree, injunction, rule or order has been rendered or, to the best knowledge of the Company, is threatened by any governmental entity which would limit, cancel or question the validity of (or the Company or any Subsidiary's right to own or use) any Company IP; (v) the Company takes all reasonable steps to protect, maintain and safeguard the Company IP, including executing all appropriate confidentiality agreements, and has made all filings and executed all agreements necessary or desirable in connection therewith; (vi) no party to a license, sublicense, consent-to-use agreement and other agreement concerning Company IP to which the Company or any of its Subsidiaries is a party ("IP Licenses") is, or is alleged to be, in material breach or default thereunder; (vii) the transactions contemplated by this Agreement and the Pfizer Agreement shall in no way materially impair or limit the rights of the Company or any of its Subsidiaries under any IP License, or cause any payments to be due thereunder.

            (b) For purposes of this Agreement, the term "Intellectual Property" means all U.S., state and foreign intellectual property, including without limitation all (i) (w) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements and know-how, whether or not patented or patentable; (x) copyrights and works of authorship in any media, including computer programs, software, databases and related items, graphics, artwork, photography, advertising and promotional materials (including graphics and text), designs, proprietary or copyrightable elements of pictorial, graphic or sculptural works, functional or utilitarian objects, and all other authors' rights, including "moral rights"; (y) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress and all elements thereof, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (z) trade secrets and other confidential information;
(ii) all registrations, applications, recordings, and licenses or other agreements related thereto; (iii) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and (iv) rights to bring an action at law or in equity for the infringement or other impairment of the foregoing before the Closing Date, including the right to receive all proceeds and damages therefrom.

            SECTION 3.12. Compliance with Law; Other Instruments. Except as disclosed in the Recent SEC Reports:

            (a) Neither the Company nor any of its Subsidiaries is in violation or default of (i) the Restated Certificate or Bylaws or the organizational documents of any Subsidiary or (ii) any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award (each, an "Order") or any statute, law, ordinance, rule or regulation (each, a "Law") and has received no notice of, and to the knowledge of the Company, no investigation or review is in process or threatened by any governmental authority with respect to, any violation or alleged violation of any Order or Law except, in the case of any Order or Law, where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) The execution, delivery and performance of this Agreement and the Stockholders Agreement, and the consummation of the transactions contemplated hereby and thereby, including but not limited to the filing of the Certificate of Amendment with the Secretary of State of the State of New York, will not result in (x) (i) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under the Restated Certificate or Bylaws or the organizational documents of any Subsidiary, (ii) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under any Contract or cause any liabilities or additional fees to be due thereunder, or (iii) any violation under any Order or Law applicable to the Company or any of its Subsidiaries, their business or any of their properties or (y) result in the imposition of any Encumbrance on the business or properties of the Company or any of its Subsidiaries.

            (c) None of the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby, or the performance of the obligations of the Company hereunder and thereunder, including but not limited to the filing of the Certificate of Amendment with the Secretary of State of the State of New York, will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit (as defined in Section 3.19) applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties.

            SECTION 3.13. Litigation. Except as disclosed in the Recent SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending (collectively, an "Action") or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries which, if determined adversely to the Company or its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.14. Tax Matters.

            (a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, (i) all material Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries have been duly filed, (ii) all material Taxes of the Company and its Subsidiaries due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full,
(iii) the Tax Returns referred to in clause (i) are not currently being audited, or to the knowledge of the Company threatened to be audited, by the Internal Revenue Service or the appropriate state, local or foreign taxing authority,
(iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the

Company or its Subsidiaries, (vii) there are no liens for Taxes on any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings, and (viii) no consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

            (b) For purposes of this Agreement, the term (i) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States or foreign federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

            SECTION 3.15. Employees. Except as disclosed in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees. No employee of the Company or its Subsidiaries is bound by any contract, agreement or covenant that would interfere or conflict with or restrict in any way its full provision of services thereto, including any of the foregoing relating to trade secrets, confidential information or other Intellectual Property.

            SECTION 3.16. Environmental and Safety Laws.

            (a) Except as disclosed in Section 3.16 of the Company Disclosure Schedule or except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

            (i) the Company and each of its Subsidiaries complies with all applicable Environmental Laws (as defined below) and has not violated such laws, and the Company and each of its Subsidiaries possesses and complies with all Environmental Permits (as defined below) required under such Environmental Laws and has not violated such permits;

            (ii) to the knowledge of the Company or any of its Subsidiaries, there are no events, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent the Company or any of its Subsidiaries from (or increase the burden on the Company or any of its Subsidiaries of) complying with applicable Environmental Laws or obtaining, renewing, or complying with all Environmental Permits required under such laws;

            (iii) there are and have been no Materials of Environmental Concern (as defined below), or other conditions, at any property currently or formerly owned, leased, operated, or otherwise used by the Company or any of its Subsidiaries now or, to the knowledge of the Company, at any other off-site location (including without limitation any location used for the storage, disposal, recycling or other handling of any Materials of Environmental Concern), that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Law or result in costs to the Company or any of its Subsidiaries arising out of any Environmental Law;

            (iv) none of the Company or any of its Subsidiaries has received any Environmental Claim (as defined below), and to the knowledge of the Company or any of its Subsidiaries, there are no threatened Environmental Claims or any circumstances, conditions or events that could reasonably be expected to result in an Environmental Claim, against the Company or any of its Subsidiaries;

            (v) none of the Company or any of its Subsidiaries has entered into any consent decree or other agreement under any Environmental Law, and none of the Company or its Subsidiaries is subject to any judgment, decree, order or similar written requirement relating to compliance with any Environmental Law or to Materials of Environmental Concern;

            (vi) to the knowledge of the Company, each of the foregoing representations and warranties also applies to any Person for which the Company or any of its Subsidiaries assumed or retained responsibility, whether by contract or operation of law.

            (b) The Company reasonably believes that the matters disclosed in
Section 3.16 of the Company Disclosure Schedule, individually or in any aggregation, will not have a Material Adverse Effect.

            (c) The Company has made available to the Purchasers copies of all material Environmental Reports in the possession or reasonable control of the Company or any of its Subsidiaries, which copies are unaltered and complete to the extent in the possession or reasonable control of the Company or any of its Subsidiaries.

            (d) This Section 3.16 is the exclusive section containing representations and warranties concerning environmental and health and safety matters.

            (e) For purposes of this Agreement, the terms below are defined as follows:

            (i) "Environmental Claim" means any written or oral notice, claim, demand, order, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (C) otherwise relating to obligations or liabilities under any Environmental Laws.

            (ii) "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other written legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

            (iii) "Environmental Permits" means any and all permits, licenses, registrations, approvals, exemptions and any other authorization required under any Environmental Law.

            (iv) "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on the business arising under, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may affect the Company or any of its Subsidiaries.

            (v) "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, that is regulated pursuant to or could give rise to liability under any Environmental Law.

            SECTION 3.17. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Purchased Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            SECTION 3.18. Employee Benefit Plans.

            (a) Section 3.18(a) of the Company Disclosure Schedule contains a true and complete list of each U.S. "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than de minimus payroll practices), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and other plans, agreements, programs, policies and arrangements, whether or not subject to ERISA, (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits and which is maintained or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements of the Company and its Subsidiaries, whether U.S. or foreign and whether or not disclosed in Section 3.18(a) of the Company Disclosure Schedule, shall be collectively referred to as the "Company Plans."

            (b) With respect to each Company Plan, the Company has provided or made available to the Purchasers a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument;
(ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under such Company Plan; and (iv) if applicable, for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

            (c) (i) Each Company Plan has been established and administered in accordance with its terms and has complied in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the knowledge of the Company, subsequent to such letter nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iv) except as described in Section 3.18(c) of the Company Disclosure Schedule, no Company Plan provides retiree welfare benefits and neither the Company nor its Subsidiaries have any obligations to provide any retiree welfare benefits.

            (d) Neither the Company nor any of its Subsidiaries has incurred any withdrawal liability or termination liability with respect to any such plan that remains unsatisfied. The Company has not engaged in, and is not a successor or parent corporation to any Person that has engaged in, a transaction described in
Section 4069 or 4212(c) of ERISA.

            (e) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

            (f) With respect to any multiemployer plan (within the meaning of ERISA Section 4001(a)(3)) to which the Company, its Subsidiaries or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, the Company, its Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA
Section 4203) or partial withdrawal (as defined in ERISA Section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA Sections 4241 and 4245, respectively).

            (g) Except as set forth in Section 3.18(g) of the Company Disclosure Schedule, no Company Plan exists that could result in the payment to any present or former employee of the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a direct result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G. With respect to the items set forth in Section 3.18(g) of the Company Disclosure Schedule, the Company has provided to the Purchasers calculations, if any, which have been prepared with respect to amounts which or might reasonably be expected to result in a parachute payment within the meaning of Code Section 280G.

            (h) The Company is primarily engaged directly or through a majority owned Subsidiary or Subsidiaries, in the production or sale of a product or service, other than the investment of capital.

            SECTION 3.19. Permits. The Company and its Subsidiaries hold all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental organizations (collectively, "Permits") necessary for the lawful conduct of their respective businesses as they are presently being conducted, except where the failure to so hold Permits, individually or in the aggregate, would not have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in effect would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have complied with the terms of the Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, and there are no pending modifications, amendments or, to the Company's knowledge, revocations of any Permits. All fees due and payable from the Company or any of its Subsidiaries to governmental authorities or other third parties pursuant to the Permits have been paid. There are no pending or, to the knowledge of the Company, threatened, suits, actions, proceedings or, to the Company's knowledge, investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.

            SECTION 3.20. No Broker. Neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement or the Stockholders Agreement.

            SECTION 3.21. Pfizer Representation and Warranties. Each of the representations and warranties made by Pfizer and the Asset Selling Corporations (as defined in the Pfizer Agreement) in the Pfizer Agreement are true and correct as of the date hereof, except that those representations and warranties that address matters only as of a particular date are true and correct as of such date.

            SECTION 3.22. Disclosure. Neither this Agreement (including all Exhibits and Schedules hereto) nor any of the other agreements or instruments contemplated to be executed and delivered by the Company in connection with this Agreement contain any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            Each Purchaser hereby represents and warrants to the Company as follows:

            SECTION 4.1. Requisite Power and Authority. Such Purchaser has all requisite power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on such Purchaser's part necessary for the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of such Purchaser hereunder and thereunder has been effectively taken prior to the Closing. This Agreement and the Stockholders Agreement have been duly executed and delivered by such Purchaser. This Agreement and the Stockholders Agreement (assuming due execution and delivery by the other parties thereto) are legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            SECTION 4.2. Investment Representations. Such Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws. Such Purchaser (a) is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof,
(b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that the Purchased Shares, if not redeemed in accordance with their terms, may have to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (c) represents that by reason of its business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Stockholders Agreement. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

            SECTION 4.3. Litigation. There is no Action pending, or to such Purchaser's knowledge, currently threatened against it which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby.

            SECTION 4.4. No Broker. Such Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement or the Stockholders Agreement.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

            SECTION 5.1. Ordinary Course of Business.

            (a) Except as otherwise contemplated by the terms of this Agreement, during the period from the date of this Agreement to the Closing Date (the "Pre-Closing Period"), the Company shall use commercially reasonable efforts to preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired.

            (b) Without limiting the generality of the foregoing, during the Pre-Closing Period and except in accordance with the Pfizer Agreement, each of the Company and its Subsidiaries shall not, without the prior consent of
Purchaser:

            (i) except in the ordinary course of business, approve any new, or modify any existing (x) executive, officer and director compensation plans or agreements or (y) other material employee compensation or benefit plan, agreement or arrangement, offered by the Company or any of its Subsidiaries, including without limitation, any stock option plan;

            (ii) change the number of Directors ("Directors") of the Board of Directors of the Company (the "Board") or the composition or structure of the Board or any Board committee or establish any Board committees and appointments thereto;

            (iii) increase or decrease the total number of authorized or issued shares of any capital stock of the Company;

            (iv) authorize, create (by way of reclassification or otherwise) or issue any capital stock or other securities of the Company;

            (v) (A) merge or consolidate with or into any other Person, or acquire another Person, or sell all or substantially all of the Company's assets, in each case whether in a single transaction or series of related transactions, other than acquisitions (by merger, consolidation or otherwise) for a purchase price of not more than $1,000,000 in the aggregate or (B) enter into any proposed transaction or series of related transactions involving a change of control of the Company;

            (vi) redeem, acquire or otherwise purchase any share of any capital stock or other security of the Company;

            (vii) sell a Subsidiary's capital stock or other securities to any third party (other than the Company or any other wholly owned Subsidiary of the Company);

            (viii) amend, repeal or alter the Company's Restated Certificate or Bylaws; or

            (ix) enter into any arrangement or contract to do any of the foregoing.

            SECTION 5.2. Access. During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of Purchaser, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records,
(b) furnish the Purchasers with all financial, operating and other data and information as Purchaser, through its officers, employees or agents, may from time to time reasonably request, and (c) afford the Purchasers the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a regular basis.

            SECTION 5.3. Use of Proceeds. The Company shall use all the proceeds from the sale of the Purchased Shares hereby to purchase the Pfizer Assets in accordance with the Pfizer Agreement and to pay for the fees and expenses as contemplated in Sections 5.7 and 8.9 and for no other purpose.

            SECTION 5.4. Further Efforts. Each party hereto agrees to use commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the Stockholders Agreement. Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Stockholders Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            SECTION 5.5. Notification of Certain Matters. During the Pre-Closing Period, the Company shall give prompt notice to Purchasers of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Article 3 to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement.

            SECTION 5.6. Appointment of Directors. Prior to the Closing, the Company shall take all action necessary to increase the size of the Board to five Directors and to cause the election of two designees of the Purchasers to the Board and to allow one designee of the Purchasers to be an observer to the Board.

            SECTION 5.7. Transaction Fee. On a date to be mutually determined by the Purchasers and the Company, but in any event no later than 45 days after the Closing, the Company shall pay to Palladium Equity Partners, L.L.C. ("Palladium") a transaction and advisory fee in the amount of $3,250,000 million in cash. The Company shall pay Palladium the transaction and advisory fee by wire transfer of immediately available funds to an account designated by Palladium.

                                   ARTICLE 6

                              CONDITIONS TO CLOSING

            SECTION 6.1. Conditions to Purchasers' Obligation to Purchase the Purchased Shares. The Purchasers' obligation to purchase the Purchased Shares at the Closing is subject to the satisfaction (or waiver by the Purchasers) of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Closing Date and assuming and giving effect to the consummation of the Pfizer Acquisition (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) Legal Investment. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Purchased Shares and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) Proceedings and Litigation. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement and the Stockholders Agreement.

            (d) Approvals. All approvals, consents, permits and waivers of governmental authorities and of the third parties listed in Section 6.1(d) of the Company Disclosure Schedule necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Stockholders Agreement shall have been obtained, and no such approval, consent, permit or waiver of any governmental authority or such other third party shall contain any term or condition that the Purchasers in their reasonable discretion determine to be unduly burdensome.

            (e) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company, dated such Closing Date, certifying as to (i) the resolutions of the Board evidencing approval of the execution and delivery of this Agreement and the Stockholders Agreement and performance of the transactions contemplated hereby and thereby, including but not limited to the Certificate of Amendment, (ii) the Restated Certificate, and (iii) the Bylaws.

            (f) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of such Closing Date, in the form attached hereto as Exhibit C.

            (g) Key Man Life Insurance. The Company shall have in effect key man life insurance on Jack C. Bendheim as specified in Section 4.5 of the Stockholders Agreement.

            (h) Certificate of Amendment. The Certificate of Amendment shall have been duly filed with and certified by the Secretary of State of the State of New York.

            (i) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by the Company and each of the other parties thereto (other than the Purchasers).

            (j) Board of Directors. The Company shall have taken all actions required by Section 5.6.

            (k) Budget. The Company shall have delivered to the Purchasers a detailed consolidated and consolidating quarterly budget for the fiscal year ending June 30, 2001, which shall include a projected income statement and a projected cash flow statement for each month of such fiscal year and a projected balance sheet as of the end of each month of such fiscal year.

            (l) Pfizer Acquisition. The conditions of the Company to consummate the transactions in the Pfizer Agreement in Sections 4.1 and 4.2 of the Pfizer Agreement shall have been satisfied. A waiver by the Company of those sections in the Pfizer Agreement shall not be deemed to be the satisfaction thereof without the prior consent of the Purchasers, which consent shall not be unreasonably withheld or delayed. Moreover, the Pfizer Acquisition shall have been consummated no later than concurrently with the Closing hereof; provided that the closing of the Conveyed Assets (as defined in the Pfizer Agreement) in Belgium, Japan and China may occur after the Closing in accordance with Section 7.3(d) of the Pfizer Agreement.

            (m) Other Financing. The Company shall have consummated the receipt of secured bank financing for not more than $90,000,000 pursuant to Section 6.1(m) of the Company Disclosure Schedule, or upon terms and conditions which are, in the reasonable judgment of Purchaser, substantially equivalent thereto, and to the extent that any of the terms and conditions are not set forth in
Section 6.1(m) of the Company Disclosure Schedule, on terms and conditions reasonably satisfactory to Purchaser.

            (n) No Material Adverse Change. There shall have been no material adverse change in the condition or operations of the Company or the Pfizer Assets since the date hereof.

            (o) Pfizer Seller Note. The note to be issued by the Company to Pfizer or one of Pfizer's affiliates to purchase the Pfizer Assets shall not, in the aggregate, exceed $40,000,000.

            (p) Debt. The debts and liabilities of the Company at Closing prior to giving effect to the Pfizer Acquisition shall not exceed $226,833,000.

            (q) Financial Information. The Company shall have delivered to the Purchasers the items specified in Section 2.4(b)(ii) of the Stockholders Agreement for the full fiscal year.

            (r) Management and Advisory Services Agreement. The Management and Advisory Services Agreement in the form of Exhibit D hereto shall have been executed and delivered by the Company.

            SECTION 6.2. Conditions to Obligations of the Company. The Company's obligation to issue and sell the Purchased Shares at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing, of the following conditions:

            (a) Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in this Agreement that is qualified as to materiality or material adverse effect shall be true and correct, and each of the representations and warranties of the Purchasers contained in this Agreement that is not so qualified as to materiality or material adverse effect shall be true and correct in all material respects, in each case as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Purchasers shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) Legal Investment. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Purchased Shares and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) Proceedings and Litigation. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement and the Stockholders Agreement.

                                   ARTICLE 7

                                 INDEMNIFICATION

            SECTION 7.1. Survival of Representations and Warranties.

            (a) The representations and warranties contained in Section 3.3 of this Agreement shall survive indefinitely.

            (b) All other representations and warranties contained in Article 3 of this Agreement shall survive until the first anniversary of the Closing Date, with the exception of Section 3.14, which shall survive until the later of (x) the second anniversary of the Closing Date or (y) three months after the expiration of the applicable statute of limitations with respect to the subject matter thereof.

            (c) The representations and warranties contained in Article 4 of this Agreement shall survive until the first anniversary of the Closing Date.

            (d) The representations and warranties contained in Article 3 of this Agreement, and the rights and remedies that may be exercised by any Person seeking indemnification hereunder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

            (e) For purposes of this Agreement, each statement or other item of information set forth by the Company on any Schedule hereto shall be deemed to be a representation and warranty made by the Company in this Agreement.

            SECTION 7.2. Indemnification.

            (a) From and after the Closing Date and subject to Sections 7.1, 7.3 and 7.5, the Company (the "Purchaser Indemnitor") shall defend, indemnify and hold harmless the Purchasers and their Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "Purchaser Indemnitees") against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of, resulting from or relating to:

            (i) the breach of any representation or warranty contained in
      Article 3, or any certificate delivered by the Company pursuant hereto;
      and

            (ii) the breach by the Company of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement, or any certificate delivered by the Company pursuant hereto.

            (b) From and after the Closing Date and subject to Sections 7.1, 7.3 and 7.5, the Purchasers (the "Company Indemnitor" and collectively with the Purchaser Indemnitor, the "Indemnitors") shall defend, indemnify and hold harmless the Company and its Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "Company Indemnitees" and collectively with the Purchaser Indemnitees, the "Indemnitees") against any Damages arising out of, resulting from or relating to:

            (i) the breach of any representation or warranty contained in
      Article 4; and

            (ii) the breach by a Purchaser of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement.

            (c) The term "Damages" as used in this Article 7 is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article 7, and includes Damages incurred or sustained by any such Person in the absence of third party claims, and shall take into account such Person's ownership or investment in the Company.

            SECTION 7.3. Indemnification Amounts. (a) An Indemnitor shall not have liability under Section 7.2 until the aggregate amount of Damages theretofore incurred by the Purchaser Indemnitees or the Company Indemnitees, as applicable, exceeds an amount equal to $100,000 (the "Deductible"), in which case the Purchaser Indemnitees or the Company Indemnitees, as applicable, shall be entitled to Damages only in the amount by which all Damages exceed the Deductible.

            (b) The limitations on the indemnification obligations set forth in this Article 7, including but not limited to Section 7.3(a), shall not apply to any covenants or agreements of the parties hereto, including but not limited to the agreements contained in Sections 5.7 and 8.9, and shall not apply to breaches of the representations and warranties made in Section 3.3.

            (c) Any indemnification payment made pursuant to this Article 7 shall be treated by the Company and the Purchasers for federal, state, local and foreign tax purposes as an adjustment to the price paid by the Purchasers for the Purchased Shares.

            SECTION 7.4. Non-Exclusive Remedy. The indemnification remedies provided in this Article 7 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article 7 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other contract, under any law or otherwise).

            SECTION 7.5. Certain Limitations. The indemnification obligations of the parties hereto for any breach of a representation and warranty described in Articles 3 and 4 of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 7.1 of this Agreement, and thereafter all such representations and warranties of the applicable Indemnitor under this Agreement shall be extinguished; provided, however, that such indemnification obligation shall not be extinguished with respect to Damages incurred that are the subject of an Action that was instituted or begun prior to the expiration of the survival period set forth in
Section 7.1 if noticed in writing to the applicable Indemnitor by the applicable Indemnitee within 30 days of such Indemnitee receiving notice thereof. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of such Damages may be asserted by an Indemnitee after such period.

                                   ARTICLE 8

                                  MISCELLANEOUS

            SECTION 8.1. Other Definitions. The following terms as used in this Agreement shall have the following meanings:

            (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

            (b) "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            (c) "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            (d) "hereof", "herein", "hereunder" and "hereto" and words of similar import, when used in this Agreement, refers to this Agreement as a whole and not to any particular provision or section of this Agreement.

            (e) "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

            SECTION 8.2. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto submit to the exclusive jurisdiction of these courts for the purpose of such suit, proceeding or judgment. The parties hereto irrevocably waive any right which they may have to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            SECTION 8.3. Successors and Assigns; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that a Purchaser may assign its rights and obligations hereunder to any Affiliate or Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 8.4. Entire Agreement; Third Parties. This Agreement, the Stockholders Agreement, the schedules and exhibits hereto and thereto, and the other documents delivered in connection herewith, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any right, benefit or remedy of any nature under or by reason of this Agreement, other than Sections 5.7, 8.9 and 8.11, which are intended to benefit Palladium.

            SECTION 8.5. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 8.6. Amendment and Waiver. This Agreement may be amended only by the written consent of all the parties hereto. Any waiver, consent or approval of any kind by any party hereto of any breach, default or noncompliance under this Agreement or any waiver by such party of any provision or condition of this Agreement must be in writing and is effective only to the extent specifically set forth in such writing.

            SECTION 8.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            SECTION 8.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications are to be sent to the addresses set forth below:

                  If to the Company:

                           Philipp Brothers Chemicals, Inc.
                           One Parker Plaza
                           Fort Lee, NJ 07024
                           Telephone: (201) 944-6020
                           Telecopy: (201) 944-5937
                           Attn: Jack C. Bendheim
                                 President

                  with copies to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036-8299
                           Tel: (212) 969-3325
                           Fax: (212) 969-2900
                           Attn: Ronald R. Papa, Esq.

                  If to the Purchasers:

                           c/o Palladium Equity Partners, L.L.C.
                           1270 Avenue of the Americas
                           Suite 2200
                           New York, NY 10020
                           Tel: (212) 218-5150

                           Fax: (212) 218-5155
                           Attn: Adam R. Karr

                  with copies to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Tel: (212) 455-2000
                           Fax: (212) 455-2502
                           Attn: Gary Sellers, Esq.

            SECTION 8.9. Expenses. The Company shall pay for its own costs and expenses with respect to the transactions contemplated by this Agreement and the Stockholders Agreement. In addition to any fees to be paid to Palladium in accordance with Section 5.7, on a date to be mutually determined by the Purchasers and the Company, but in no event later than 45 days after the Closing, the Company shall pay, against receipt of documentation therefor, for all the costs and expenses of the Purchasers and Palladium incurred in connection with the transactions contemplated by this Agreement and the Stockholders Agreement, including the payment of the fees, disbursements and expenses payable to consultants, accountants and counsel to the Purchasers and Palladium.

            SECTION 8.10. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, titles and headings contained in this Agreement and the Company Disclosure Schedule are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Company Disclosure Schedule. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 8.11. Termination. This Agreement may be terminated by (i) mutual agreement of the parties hereto or (ii) by the Purchasers or the Company in the event the Closing has not occurred by March 31, 2000; provided, that this termination right may not be exercised by a party whose nonperformance has delayed the Closing. If the Company consummates the Pfizer Acquisition and if the Company elects not to consummate the transactions herein and in the Stockholders Agreement for any reason, then the Company shall pay Palladium promptly a breakup fee equal to $5,000,000 in addition to any expenses. Upon termination of this Agreement pursuant to this Section 8.11, this Agreement shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement, except that nothing herein shall relieve any party from any liability for the breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and for the prompt payment of such breakup fee and such expenses as contemplated by Section 8.9 and this Section 8.11.

            SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered.

                           [Signature page to follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date set forth in the first paragraph hereof.


                                   PHILIPP BROTHERS CHEMICALS, INC.

                                   By: /s/
                                      --------------------------------------
                                      Name:   Jack C. Bendheim
                                      Title:  President


                                   PALLADIUM EQUITY PARTNERS II, L.P.

                                   By: Palladium Equity Partners II, L.L.C.

                                   By: /s/
                                      --------------------------------------
                                      Name:   Peter A. Joseph
                                      Title:  Member


                                   PALLADIUM EQUITY PARTNERS II-A, L.P.

                                   By: Palladium Equity Partners II, L.L.C.

                                   By: /s/
                                      --------------------------------------
                                      Name:   Peter A. Joseph
                                      Title:  Member


                                   PALLADIUM EQUITY INVESTORS II, L.P.

                                   By: Palladium Equity Partners II, L.L.C.

                                   By: /s/
                                      --------------------------------------
                                      Name:   Peter A. Joseph
                                      Title:  Member